Filed Pursuant to Rule 424(b)(5)

Registration No. 333-292640

PROSPECTUS SUPPLEMENT

(To prospectus dated January 16, 2026)

1,600,000 Ordinary Shares

We are offering 1,600,000 of our ordinary shares, par value NIS 1.50 per share, or the ordinary shares, to certain institutional investors pursuant to this prospectus supplement and accompanying prospectus. The purchase price of each ordinary share is $1.25.

In a concurrent private placement, we are selling to such investors unregistered series A warrants to purchase up to an aggregate of 1,600,000 ordinary shares, or series A warrants, and unregistered series B warrants to purchase up to an aggregate of 1,600,000 ordinary shares, or series B warrants, and together with the series A warrants, the warrants. The series A warrants will have an exercise price of $1.25 per share, will be exercisable immediately and will expire five years after the effective date of a registration statement registering the shares issuable upon exercise of the warrants. The series B warrants will have an exercise price of $1.25 per share, will be exercisable immediately and will expire eighteen months after the effective date of a registration statement registering the shares issuable upon exercise of the warrants. The warrants and the ordinary shares issuable upon the exercise of the warrants are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act of 1933, as amended, or the Securities Act, and/or Regulation D promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

A holder of warrants will not have the right to exercise any portion of its warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates or any other persons whose beneficial ownership of ordinary shares would be aggregated with the holder’s or any of the holder’s affiliates), would beneficially own ordinary shares in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of the ordinary shares outstanding immediately after giving effect to such exercise.

Our ordinary shares are listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “CLGN”. On February 4, 2025, the closing price of the ordinary shares on Nasdaq was $1.61 per share.

The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates as of February 4, 2025, based on the closing price of our ordinary shares on the Nasdaq on December 8, 2025, as calculated in accordance with General Instruction I.B.5. of Form F-3, was approximately $18.2 million. During the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement (excluding this offering), we have sold securities with an aggregate market value of approximately $3.6 million pursuant to General Instruction I.B.5 of Form F-3.

We engaged H.C. Wainwright Co., LLC, or Wainwright or the placement agent, as our exclusive placement agent to place the ordinary shares offered by this prospectus supplement and the accompanying prospectus on a reasonable best efforts basis. The placement agent has no obligation to purchase any of the ordinary shares from us or to arrange for the purchase or sale of any specific number or dollar amount of the ordinary shares. We have agreed to pay the placement agent the placement agent’s fee set forth in the table below. See “Plan of Distribution” beginning on page S-13 of this prospectus supplement for a complete description of the compensation to be received by the placement agent.

We are a “foreign private issuer” as defined under the federal securities laws, and, as such, we are subject to reduced public company reporting requirements. See the section entitled “Summary—Implications of Being a Foreign Private Issuer” for additional information.

Investing in our ordinary shares involves a high degree of risk. You should read this prospectus supplement and the accompanying prospectus as well as the information incorporated herein and therein by reference carefully before you make your investment decision. See “Risk Factors” beginning on page S-4 of this prospectus supplement and on page 3 of the accompanying prospectus to read about the factors you should consider before investing in our ordinary shares.

Neither the Securities and Exchange Commission, the Israel Securities Authority nor any state or other foreign securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Ordinary Share	Total
Offering price	$1.2500	$2,000,000
Placement agent’s fees (1)	$0.0875	$140,000
Proceeds, before expenses, to us (2)	$1.1625	$1,860,000

(1)	We will pay the placement agent a cash fee equal to 7.0% of the aggregate gross proceeds. We have also agreed to (i) pay the placement agent a management fee equal to 1.0% of the aggregate gross proceeds, (ii) pay the placement agent $35,000 of non-accountable expenses and up to $15,950 for clearing fees, and (iii) issue to the placement agent, or its designees, unregistered warrants to purchase a number of ordinary shares equal to 6.0% of the aggregate number of ordinary shares sold in this offering. For additional information regarding the placement agent’s compensation please refer to “Plan of Distribution” on page S-13 of this prospectus supplement.

(2)	The amount of the offering proceeds to us presented in this table does not give effect to the exercise, if any, of the warrants offered in the concurrent private placement.

Delivery of the ordinary shares is expected to be made on or about February 6, 2026.

H.C. Wainwright & Co.

Prospectus Supplement dated February 4, 2026

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

Unless the context otherwise requires, all references to “CollPlant,” “we,” “us,” “our,” the “Company” and similar designations refer to CollPlant Biotechnologies Ltd. and its subsidiaries, CollPlant Ltd. and CollPlant Inc.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell or soliciting any offer to buy any security other than the ordinary shares offered by this prospectus supplement and the accompanying prospectus. In addition, we are not offering to sell or soliciting any offer to buy any securities to or from any person in any jurisdiction where it is unlawful to make an offer to or solicitation from a person in that jurisdiction. The information contained or incorporated by reference in this prospectus supplement is accurate as of the date on the front of this prospectus supplement only, regardless of the time of delivery of this prospectus supplement or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

We have obtained the statistical data, market data and other industry data and forecasts used throughout this prospectus supplement and the accompanying prospectus from publicly available information and from reports we commissioned. We have not sought the consent of the sources to refer to the publicly available reports in this prospectus supplement and the accompanying prospectus. Although we believe these sources are reliable, estimates as they relate to projections involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus supplement and the accompanying base prospectus and under similar headings in the documents incorporated by reference herein and therein. Accordingly, investors should not place undue reliance on this information.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus dated January 16, 2026, that is also a part of this document. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration process, from time to time, we may sell any of the securities described in the accompanying prospectus in one or more offerings. In this prospectus supplement, we provide you with specific information about this offering. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include important information about us, the securities being offered hereby and other information you should know before investing in the ordinary shares. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with the statements made in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, the statements made in the accompanying prospectus, or such an earlier filing, as applicable, are deemed modified or superseded by the statements made in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus as well as the additional information described in this prospectus supplement under the headings “Documents Incorporated by Reference” and “Where You Can Find More Information” on page S-16 and page S-15, respectively, before investing in the ordinary shares.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the ordinary shares described herein and the distribution of this prospectus supplement outside the United States.

All references in this prospectus supplement to “$,” “U.S. Dollars” and “dollars” are to United States dollars and all references to “NIS” are to New Israeli Shekels.

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein include trademarks, service marks and trade names owned by us or other companies. Solely for convenience, trademarks referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

S-iii

SUMMARY

This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus that we consider important. This summary does not contain all of the information you should consider before investing in the ordinary shares. You should read this summary together with the entire prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, including the risks related to our business, our industry, investing in the ordinary shares and our location in Israel, that we describe under “Risk Factors,” and our consolidated financial statements and the related notes, which are incorporated by reference herein and therein, before making an investment in the ordinary shares.

Overview

We are a regenerative and aesthetic medicine company focused on medical aesthetics and 3D bioprinting of tissues and organs. Our products are based on our recombinant human collagen (rhCollagen) produced in genetically engineered tobacco plants using our proprietary technology. These products address indications for the diverse fields of tissue repair and aesthetics, and are ushering in a new era in regenerative and aesthetic medicine.

In February 2021, we entered into a development and global commercialization agreement with Allergan, an AbbVie company, or the AbbVie Development Agreement, pursuant to which dermal and soft tissue filler product is being developed for commercialization in the medical aesthetics market, using our rhCollagen technology in combination with AbbVie’s technology. In February 2025, we announced the achievement of a development milestone with respect to this product candidate, which, according to the AbbVie Development Agreement, triggered a $2 million payment from AbbVie to us. This milestone achievement follows our announcement in June 2023 regarding another achievement of another major milestone, which triggered a $10 million payment from AbbVie to us. The dermal filler product candidate is currently in the clinical phase. AbbVie is collecting data and conducting a review of interim results from the first cohort of patients enrolled under the trials initiated in 2023 and next steps for the program are to be determined by AbbVie upon concluding their assessment. The trials are designed, planned, and executed by AbbVie.

In addition, we develop products in the field of medical aesthetics: Photocurable Dermal Filler, and 3D-bioprinted Breast Implants.

Our photocurable regenerative dermal filler comprised of our tissue regenerating rhCollagen and other biomaterials. In addition to skin lifting, this state-of-the-art filler is designed to enable skin rejuvenation as well as facial contouring, thus addressing the need for more innovative aesthetic products. In this regard, in early 2023 we completed a 12-month preclinical study with our photocurable regenerative dermal filler, demonstrating superior tissue regeneration, lifting capacity and volume retention when compared to a commercial standard.

Our regenerative 3D-bioprinted breast implants for regeneration of breast tissue are designed to address an unmet need derived from estimated $3 billion global breast implant market. The implants in development are printed using bioink comprised of our rhCollagen in combination with other proprietary biomaterials. These implants are designed to regenerate breast tissue without eliciting immune response, and thus may provide a revolutionary alternative for aesthetic and reconstructive procedures. Pre-clinical studies continue to yield encouraging results. In August 2024, we launched a two-arm study utilizing a refined surgical protocol that enables implantation through a small incision while minimizing the risk of displacement or inversion. MRI and ultrasound analyses conducted in 2025 and 2024 confirmed tissue integration and vascularization, with one arm demonstrating rapid tissue ingrowth, preserved implant volume and mechanical integrity, and no observed complications. These outcomes support further optimization of the implants to promote long-term neo-tissue remodeling.

In addition, we offer our own commercially available rhCollagen-based Bioink platform for regenerative medicine. In 2023, we commercially launched Collink.3D 50L in powder form, which is our first bioink available in powder form, joining Collink.3D 90 and Collink.3D 50 launched in 2022 and 2021, respectively. Collink.3D is our rhCollagen-based bioink platform, which is ideal for 3D-bioprinting of tissues and organs for regenerative medicine applications. These rhCollagen-based bioink products are designed to allow the scalable and reproduceable biofabrication of scaffolds, tissues and organ transplants.

Our rhCollagen production process utilizes plant-based genetic engineering technology. This approach eliminates the need for traditional animal-derived collagen sources, reducing the environmental strain associated with traditional methods and promoting more ethical and sustainable practices.

During the fourth quarter of 2025, we updated our expense forecast and initiated a contingency plan that included cost cutting and significant workforce reduction. We expect to continue incurring losses and negative cash flows from operations until our products reach commercial profitability. The Company’s current cash flow, including the expected net proceeds from this offering, and resources are not sufficient to fund its operation for the next 12 months. Accordingly, the Company’s ability to continue as a going concern will require obtaining additional financing to fund its operations, which may include private and/or public offerings of debt or equity securities and/or additional milestone payments that may be received under the AbbVie Development Agreement. There can be no assurance that such funding or milestone payments will be available on acceptable terms, or at all.

Implications of Being a Foreign Private Issuer

We are subject to the information reporting requirements of the Exchange Act that are applicable to “foreign private issuers,” and under those requirements we will file reports with the United States Securities and Exchange Commission, or SEC. As a foreign private issuer, we are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, although we report our financial results on a quarterly basis, we will not be required to issue quarterly reports, proxy statements that comply with the requirements applicable to U.S. domestic reporting companies, or individual executive compensation information that is as detailed as that required of U.S. domestic reporting companies. We also have four months after the end of each fiscal year to file our annual reports with the SEC and are not required to file current reports as frequently or promptly as U.S. domestic reporting companies. Section 8103 of the National Defense Authorization Act for Fiscal Year 2026, named the “Holding Foreign Insiders Accountable Act”, which was signed into law on December 18, 2025, will require directors and officers of foreign private issuers to make insider reports under Section 16(a) of the Exchange Act, effective March 18, 2026. Our principal shareholders continue to remain exempt from the reporting under Section 16(a) of the Exchange Act and our directors, officers and principal shareholders continue to remain exempt from the short-swing profit recovery provisions contained in Section 16(b) of the Exchange Act. As a foreign private issuer, we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. In addition, as a foreign private issuer, we are permitted, and follow certain home country corporate governance practices instead of those otherwise required under the listing rules of Nasdaq for domestic U.S. issuers. These exemptions and leniencies reduce the frequency and scope of information and protections available to you in comparison to those applicable to a U.S. domestic reporting companies.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.

Foreign private issuers are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

Our Corporate Information

Our legal and commercial name is CollPlant Biotechnologies Ltd.

Our principal office is located at 4 Oppenheimer, Weizmann Science Park, Rehovot 7670104, Israel, and our telephone number is +972-73-232-5600. Our primary internet address is http://www.CollPlant.com. None of the information on our website is incorporated by reference herein. Puglisi & Associates serves as our agent for service of process in the United States for certain limited matters, and its address is 850 Library Avenue, Suite 204, Newark, Delaware 19711.

THE OFFERING

Issuer	CollPlant Biotechnologies Ltd.

Ordinary shares offered by us	1,600,000 ordinary shares.

Ordinary Shares Outstanding Prior to the Offering	12,803,006

Ordinary Shares Outstanding immediately After the Offering	14,403,006 ordinary shares (assuming no exercise of the warrants offered in the concurrent private placement).

Concurrent Private Placement	In a concurrent private placement to this offering, for each ordinary share purchased in this offering, each investor will receive an unregistered Series A warrant to purchase one ordinary share (or a total of series A warrants to purchase an aggregate of up to 1,600,000 ordinary shares) and an unregistered Series B warrant to purchase one ordinary share (or a total of series B warrants to purchase an aggregate of up to 1,600,000 ordinary shares). The series A warrants will have an exercise price of $1.25 per share, will be exercisable immediately and will expire five years after the effective date of a registration statement registering the shares issuable upon exercise of the warrants. The series B warrants will have an exercise price of $1.25 per share, will be exercisable immediately and will expire eighteen months after the effective date of a registration statement registering the shares issuable upon exercise of the warrants. The warrants and the ordinary shares issuable upon the exercise of the warrants are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

Offering Price	$1.25 per ordinary share.

Use of Proceeds	We intend to use the net proceeds of this offering for general corporate purposes, which may include but are not limited to, working capital and funding its research and development programs. See “Use of Proceeds” on page S-12.

Listing	The ordinary shares are listed on Nasdaq under the symbol “CLGN”.

Risk Factors	Before investing in our ordinary shares, you should carefully read and consider the “Risk Factors” beginning on page S-4 of this prospectus supplement and in the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus.

Unless otherwise indicated, the number of ordinary shares outstanding prior to and after this offering is based on 12,803,006 ordinary shares outstanding as of February 4, 2026, and excludes:

●	1,534,707 ordinary shares issuable upon the exercise of outstanding options under our Option Plan (2010), or the 2010 Plan and under the 2024 Share Award Plan, or the 2024 Plan, at a weighted average exercise price of $5.62 per ordinary share;

●	446,231 ordinary shares issuable upon the vesting of outstanding restricted share units under the 2024 Plan;

●	1,200,002 ordinary shares issuable upon exercise of warrants issued to certain investors in June 2025, at an exercise price of $3.00 per ordinary share;

●	72,000 ordinary shares issuable upon exercise of placement agent warrants issued to Wainwright, or its designees, in June 2025 at an exercise price of $3.75 per ordinary share;

●	1,600,000 ordinary shares issuable upon exercise of series A warrants to be issued to the investors in the private placement concurrent to this offering, at an exercise price of $1.25 per ordinary share;

●	1,600,000 ordinary shares issuable upon exercise of series B warrants to be issued to the investors in the private placement concurrent to this offering, at an exercise price of $1.25 per ordinary share; and

●	96,000 ordinary shares issuable upon exercise of placement agent warrants to be issued to the placement agent, or its designees, as compensation in connection with this offering, at an exercise price of $1.5625 per ordinary share.

Except as otherwise indicated, all information in this prospectus supplement (i) excludes unregistered series A warrants to purchase up to an aggregate of 1,600,000 ordinary shares and series B warrants to purchase up to an aggregate of 1,600,000 ordinary shares to be issued in the concurrent private placement at an exercise price of $1.25 per share and (ii) assumes no exercise of outstanding options and warrants or vesting and settlement of restricted share units.

RISK FACTORS

An investment in our ordinary shares involves a high degree of risk, you should carefully consider the risk factors set forth in our most recent Annual Report on Form 20-F, which are incorporated by reference into this prospectus supplement, as well as the following risk factors, which supplement or augment the risk factors set forth in our most recent Annual Report on Form 20-F. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement. The risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to this Offering

Management has broad discretion as to the use of proceeds of this offering, and we may not use these proceeds in a manner desired by our shareholders.

Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity as part of your investment decision to assess whether the proceeds are used appropriately. Our needs may change as our business evolves. As a result, the proceeds to be received in this offering may be used significantly differently than currently expected at the time of this offering. It is possible that the proceeds will be used in a way that does not yield a favorable, or any, return.

You will experience immediate dilution in book value of any ordinary shares you purchase.

Because the price per ordinary share being offered is substantially higher than our net tangible book value per share, you will incur substantial dilution in the net tangible book value of any ordinary shares you purchase in this offering. After giving effect to the sale by us of 1,600,000 ordinary shares, based on an offering price of $1.25 per share, the as adjusted net tangible book value of our ordinary shares would have been approximately $10.9 million or $0.76 per share, as of September 30, 2025 (an increase in net tangible book value of approximately $0.04 per share to our existing shareholders). If you purchase ordinary shares in this offering, you will experience immediate and substantial dilution of approximately $0.49 per share, after deducting placement agent fees and estimated offering expenses payable by us. See “Dilution” on page S-9 for a more detailed discussion of the dilution you will incur in connection with this offering.

If we raise additional capital in the future, your ownership in us could be diluted.

In order to raise additional capital, we may at any time, offer additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares at prices that may not be the same as the price per ordinary share in this offering. We may sell ordinary shares or other securities in any other offering at a price per ordinary share that is less than the price per ordinary share paid by investors in this offering, and investors purchasing ordinary shares or other securities in the future could have rights superior to existing holders of our securities, including investors who purchase ordinary shares in this offering. The price per share at which we sell additional ordinary shares, or securities convertible into ordinary shares, in future transactions may be higher or lower than the price per ordinary share in this offering.

Future sales of a substantial number of ordinary shares in the public market or the perception that future sales may occur, could cause the market price of the ordinary shares to decline.

In this offering, we will sell 1,600,000 ordinary shares, which represent approximately 11% of our outstanding ordinary shares as of September 30, 2025, after giving effect to the ordinary shares sold in this offering. For each ordinary share purchased in this offering, the investors will receive a series A warrant to purchase one ordinary share (a total of warrants to purchase an aggregate of 1,600,000 ordinary shares) and a series B warrant to purchase one ordinary share (a total of warrants to purchase an aggregate of 1,600,000 ordinary shares). This sale and any future sales of a substantial number of ordinary shares in the public market or the perception that such sales may occur, could cause the market price of our ordinary shares to decline.

The market price of our ordinary shares may be highly volatile.

The trading price of our ordinary shares has been, and is likely to continue to be, volatile. The following factors, some of which are beyond our control, in addition to other risk factors described in this Annual Report may have a significant impact on the market price of our ordinary shares:

●	adverse results or delays in preclinical studies or clinical trials;

●	reports of adverse events in other similar products or clinical trials of such products;

●	inability to obtain additional funding;

●	any delay in filing a regulatory submission for any of our products or product candidates and future products and any adverse development or perceived adverse development with respect to the FDA’s review or European authorities’ review of that regulatory submission;

●	failure to develop successfully and commercialize our products or product candidates and future products;

●	failure to enter into or maintain strategic collaborations;

●	failure by us or strategic collaboration partners to prosecute, maintain, or enforce our intellectual property rights;

●	changes in laws or regulations applicable to future products;

●	inability to scale up our manufacturing capabilities, inability to obtain adequate supply for our products, or the inability to do so at acceptable prices;

●	adverse regulatory decisions, including by the IIA under the Innovation Law;

●	introduction of new products, services, or technologies by our competitors;

●	failure to meet or exceed financial projections we may provide to the public;

●	failure to meet or exceed the financial expectations of the investment community;

●	the perception of the biotechnology industry by the public, legislatures, regulators, and the investment community;

●	announcements of significant acquisitions, strategic partnerships, joint ventures, or capital commitments by us or our competitors;

●	disputes or other developments relating to proprietary rights, including patents, litigation matters, and our ability to obtain patent protection for our technologies;

●	additions or departures of key scientific or management personnel;

●	significant lawsuits, including patent or shareholder litigation;

●	changes in the market valuations of similar companies;

●	sales of our ordinary shares by us or our shareholders in the future; and

●	trading volumes of our ordinary shares.

In addition, companies trading in the stock market in general, and life science companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our ordinary shares, regardless of our actual operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted against that company. If we were involved in any similar litigation, we could incur substantial costs and our management’s attention and resources could be diverted, which could affect our business, financial condition and results of operations.

Potential political, economic, and military instability in the State of Israel, where the majority of our senior management and our research and development facilities are located, may adversely impact our results of operations.

We are incorporated under Israeli law and our offices and operations are located in the State of Israel. In addition, our employees, officers, and all but three of our directors are residents of Israel. Accordingly, political, economic, and military conditions in Israel directly affect our business. Since the State of Israel was established in 1948, a number of armed conflicts have occurred between Israel and its neighboring countries.

In particular, in October 2023, Hamas terrorists infiltrated Israel’s southern border from the Gaza Strip and conducted a series of attacks on civilian and military targets. Hamas also launched extensive rocket attacks on the Israeli population and industrial centers located along Israel’s border with the Gaza Strip and in other areas within the State of Israel. These attacks resulted in thousands of deaths and injuries, and Hamas additionally kidnapped many Israeli civilians and soldiers. As a result of the events of October 7, 2023, the Israeli government declared that the country was at war and several hundred thousand Israeli military reservists were drafted to perform immediate military service, including at the time about 10% of our workforce in Israel. Although many of such military reservists have since been released, they may be called up for additional reserve duty, depending on developments in the war in Gaza and along Israel’s other borders. Military service call ups that result in absences of personnel for an extended period of time may materially and adversely affect our business, prospects, financial condition and results of operations. As of February 4, 2026, we currently have 42 employees located in Israel.

In January 2025, Israel and Hamas entered into a ceasefire agreement, which remained in effect until March 18, 2025, when hostilities resumed. As of October 9, 2025, Israel and Hamas entered into a renewed ceasefire agreement calling for a permanent end of the war. However, there are no assurances that such as agreement will hold. While the conflict has created heightened security concerns, disruptions to business operations, and economic instability, the ceasefire may contribute to improved regional stability. However, the security situation remains fluid, and any renewed military actions, restrictions, or government-imposed measures could adversely affect our operations, supply chains, and financial condition.

Since the commencement of these events, there have been continued hostilities along Israel’s northern border with Lebanon (with the Hezbollah terror organization) and on other fronts from various extremist groups in region, such as the Houthis in Yemen and various rebel militia groups in Syria and Iraq. In October 2024, Israel began limited ground operations against Hezbollah in Lebanon, and in November 2024, a ceasefire was brokered between Israel and Hezbollah, but there are no guarantees as to whether the agreement will hold or whether further hostilities will resume.

In addition, in April 2024 and October 2024, Iran launched direct attacks on Israel involving hundreds of drones and missiles and has threatened to continue to attack Israel and is widely believed to be developing nuclear weapons. In June 2025, Israel launched a strike against Iran, aimed to disrupt Iran’s capacity to coordinate or launch hostilities against Israel. Iran has retaliated in response, firing missiles and drones at Israeli military and civilian infrastructure. While a ceasefire was reached between Israel and Iran in June 2025 after 12 days of hostilities, the situation remains volatile. Ongoing political instability, widespread protests, and heightened geopolitical tensions involving Iran, including the potential for military escalation and broader regional conflict, may adversely affect economic conditions, disrupt markets, and create uncertainty that could negatively impact our business, financial condition and results of operations. A broader regional conflict involving additional state and non-state actors remains a significant risk. Iran is also believed to have a strong influence among extremist groups in the region, such as Hamas in Gaza, Hezbollah in Lebanon, the Houthi movement in Yemen and various rebel militia groups in Syria and Iraq. These situations may potentially escalate in the future to more violent events which may affect Israel and us.

While to date, we have not experienced any major disruptions in our operations due to the war, during 2024 we took precautionary measures to close our facility in Yessod Hama’ala, which is located approximately 9km from Israel’s northern border with Lebanon, for an extended period although it is now operational. Due to the close proximity of our facility in Yessod Hama’ala to the border, if our Yessod facility were to sustain damage and/or we are required to partially or completely close the facility for an indefinite period of time it could have a material impact on our business and results of operations. While the intensity and duration of the security situation in Israel have been difficult to predict, as were the economic implications on our business and operations and on Israel’s economy in general, the ceasefire marks a potential shift towards stability in the region. If sustained, this could reduce the risk of disruptions to our business and the Israeli economy in general. We continue to monitor the situation closely and examine the potential disruptions that could adversely affect our operations.

Our commercial insurance does not cover losses that may occur as a result of events associated with war and terrorism. Although the Israeli government currently covers the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, we cannot assure you that this government coverage will be maintained or that it will sufficiently cover our potential damages. Any losses or damages incurred by us could have a material adverse effect on our business. Any armed conflicts or political instability in the region would likely negatively affect business conditions and could harm our results of operations.

The continued political instability and hostilities between Israel and its neighbors and any future armed conflict, terrorist activity or political instability in the region could adversely affect our operations in Israel and adversely affect the market price of our shares of common stock. In addition, several organizations and countries may restrict doing business with Israel and Israeli companies have been and are today subjected to economic boycotts. The interruption or curtailment of trade between Israel and its present trading partners could adversely affect our business, financial condition and results of operations.

Finally, political conditions within Israel may affect our operations. Israel has held five general elections between 2019 and 2022, and prior to October 2023, the Israeli government pursued extensive changes to Israel’s judicial system, which sparked extensive political debate and unrest. To date, the main initiatives have been substantially put on hold. Actual or perceived political instability in Israel or any negative changes in the political environment, may individually or in the aggregate adversely affect the Israeli economy and, in turn, our business, financial condition, results of operations and growth prospects.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference contain statements and information that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are often characterized by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue,” “believe,” “should,” “intend,” “project” or other similar words, but are not the only way these statements are identified.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	our history of significant losses, our ability to remain as a going concern, and our need to raise additional capital or our inability to obtain additional capital on acceptable terms, or at all, including uncertainties surrounding the methods of fundraising and our preferences regarding such methods, and including our ability to conclude a non-dilutive financing transaction;

●	our expectations regarding the timing and cost of commencing pre-clinical and clinical trials with respect to rhCollagen based products in medical aesthetics and 3D bioprinting;

●	ours or our strategic partners’ ability to obtain favorable pre-clinical and clinical trial results;

●	regulatory action with respect to rhCollagen based products in medical aesthetics and 3D bioprinting, including but not limited to acceptance of an application for marketing authorization, review and approval of such application, and, if approved, the scope of the approved indication and labeling;

●	commercial success and market acceptance of rhCollagen based products in medical aesthetics and 3D bioprinting;

●	our ability to establish sales and marketing capabilities or enter into agreements with third parties and our reliance on third party distributors and resellers;

●	our ability to establish and maintain strategic partnerships and other business collaborations;

●	our reliance on third parties to conduct some or all aspects of our product manufacturing;

●	the scope of protection we are able to establish and maintain for intellectual property rights and our ability to operate our business without infringing the intellectual property rights of others;

●	current or future unfavorable economic and market conditions and adverse developments with respect to financial institutions and associated liquidity risk;

●	the impact of competition and new technologies;

●	the overall global economic environment;

●	statements as to the impact of the political and security situation in Israel on our business, including due to the current security situation in Israel;

●	projected capital expenditures and liquidity;

●	changes in our strategy;

●	litigation and regulatory proceedings; and

●	those factors referred to in “Item 3.D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects”, in our Annual Report on Form 20-F for the year ended December 31, 2024.

Readers are urged to carefully review and consider the various disclosures made throughout this prospectus supplement which are designed to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

You should not put undue reliance on any forward-looking statements. Any forward-looking statements in this prospectus supplement are made as of the date hereof and are expressly qualified in their entirety by the cautionary statements included in this prospectus supplement. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CAPITALIZATION

The following table presents our capitalization as of September 30, 2025:

●	on an actual basis;

●	on an as adjusted basis, after giving effect to the completion of this offering based on an aggregate of 1,600,000 ordinary shares at a purchase price of $1.25 per ordinary share and accompanying series A warrants and series B warrants, and after deducting placement agent fees and estimated offering expenses payable by us, resulting in net proceeds of approximately $1.7 million.

This table should be read in conjunction with our financial statements and the notes thereto incorporated by reference herein and the accompanying prospectus.

	As of September 30, 2025
	Actual	As Adjusted

Non-Current Liabilities:
Operating lease liabilities	$2,152	$2,152
Total non-current liabilities	2,152	2,152
Shareholders’ equity:
Ordinary shares, par value NIS 1.5 per share; 30,000,000 shares authorized, 12,776,385 shares issued and outstanding, actual; 30,000,000 shares authorized and 14,376,385 shares issued and outstanding, as adjusted;	$5,492	$6,270
Additional paid in capital	126,414	127,325
Accumulated other comprehensive loss	(969)	(969)
Accumulated deficit	(121,632)	(121,632)
Total equity	9,305	10,994
Total non- current liabilities and equity	$11,457	$13,146

The above table is based on 12,776,385 ordinary shares outstanding as of September 30, 2025, and excludes as of such date:

●	1,656,675 ordinary shares issuable upon the exercise of outstanding options under the 2010 Plan and the 2024 Plan, at a weighted average exercise price of $5.7 per ordinary share;

●	304,129 ordinary shares are issuable upon the vesting of outstanding restricted share units under the 2024 Plan;

●	1,200,002 ordinary shares issuable upon exercise of warrants issued to certain investors in June 2025, at an exercise price of $3.00 per ordinary share;

●	72,000 ordinary shares issuable upon exercise of placement agent warrants issued to Wainwright, or its designees, in June 2025 at an exercise price of $3.75 per ordinary share;

●	1,600,000 ordinary shares issuable upon exercise of series A warrants to be issued to the investors in the private placement concurrent to this offering, at an exercise price of $1.25 per ordinary share;

●	1,600,000 ordinary shares issuable upon exercise of series B warrants to be issued to the investors in the private placement concurrent to this offering, at an exercise price of $1.25 per ordinary share; and

●	96,000 ordinary shares issuable upon exercise of placement agent warrants to be issued to the placement agent, or its designees, as compensation in connection with this offering, at an exercise price of $1.5625 per ordinary share.

DILUTION

If you invest in the ordinary shares, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per ordinary share and the as adjusted net tangible book value per share after this offering.

The net tangible book value of our ordinary shares as of September 30, 2025 was $9.2 million, or 0.72 per share. Net tangible book value per ordinary share represents the amount of our total tangible assets less total liabilities divided by the total number of our ordinary shares outstanding as of September 30, 2025.

After giving further effect to the sale of 1,600,000 ordinary shares in this offering at an offering price of $1.25 per ordinary share, and after deducting placement agent fees and estimated offering expenses payable by us, our as-adjusted net tangible book value as of September 30, 2025 would have been approximately $10.9 million, or $0.76 per share. This represents an immediate increase in net tangible book value of $0.04 per share to our existing holders of ordinary shares and an immediate dilution in net tangible book value of approximately $0.49 per share to purchasers of the ordinary shares in this offering, as illustrated by the following table:

Offering price per ordinary share	$1.25
Net tangible book value per ordinary share as of September 30, 2025	$0.72
Increase in net tangible book value per ordinary share attributable to investors purchasing ordinary shares in this offering	0.04
As adjusted net tangible book value per ordinary share as of September 30, 2025	0.76
Dilution per ordinary share to investors purchasing the ordinary shares	$0.49

The above table is based on 12,776,385 ordinary shares outstanding as of September 30, 2025 and excludes as of such date:

●	1,656,675 ordinary shares issuable upon the exercise of outstanding options under the 2010 Plan and the 2024 Plan, at a weighted average exercise price of $5.7 per ordinary share;

●	304,129 ordinary shares are issuable upon the vesting of outstanding restricted share units.

●	1,200,002 ordinary shares issuable upon exercise of warrants issued to certain investors in June 2025, at an exercise price of $3.00 per ordinary share;

●	72,000 ordinary shares issuable upon exercise of placement agent warrants issued to Wainwright, or its designees, in June 2025 at an exercise price of $3.75 per ordinary share;

●	1,600,000 ordinary shares issuable upon exercise of series A warrants to be issued to the investors in the private placement concurrent to this offering, at an exercise price of $1.25 per ordinary share.

●	1,600,000 ordinary shares issuable upon exercise of series B warrants to be issued to the investors in the private placement concurrent to this offering, at an exercise price of $1.25 per ordinary share; and

●	96,000 ordinary shares issuable upon exercise of placement agent warrants to be issued to the placement agent, or its designees, as compensation in connection with this offering, at an exercise price of $1.5625 per ordinary share.

To the extent that any of these outstanding options or warrants are exercised or restricted share units vest or we otherwise issue additional ordinary shares under our equity incentive plans, there will be further dilution to new investors. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to new investors participating in this offering.

PRIVATE PLACEMENT OF WARRANTS

In a private placement concurrently with the offering of ordinary shares pursuant to this prospectus supplement and the accompanying prospectus, we will issue and sell to the investors in this offering series A warrants to purchase an aggregate of up to 1,600,000 ordinary shares and series B warrants to purchase an aggregate of up to 1,600,000 ordinary shares.

Duration and Exercise Price

The warrants offered in the concurrent private placement will have an exercise price of $1.25 per ordinary share. The warrants will be immediately exercisable and will expire (i) with respect to the series A warrants, five years after the effective date of a registration statement registering the shares issuable upon exercise of such warrants and (ii) with respect to the series B warrants, eighteen months after the effective date of a registration statement registering the shares issuable upon exercise of such warrants. The exercise price and numbers of ordinary shares issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our ordinary shares. Warrants will be issued in certificated form only.

Exercisability

The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of ordinary shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder of warrants (together with its affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates or any other persons whose beneficial ownership of ordinary shares would be aggregated with the holder’s or any of the holder’s affiliates) may not exercise any portion of such holder’s warrants to the extent that the holder would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding ordinary shares immediately after giving effect to the exercise, except that upon notice from the holder to us, the holder may increase or decrease such beneficial ownership limitation, provided that any increase to such beneficial ownership limitation requires at least 61 days’ prior notice from the holder to us and the beneficial ownership limitation in no event exceeds 9.99% of the number of ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants.

The exercise price per ordinary share under the warrant is subject to appropriate adjustment in the event of recapitalization events, share dividends, share splits, share combinations, reclassifications, reorganizations or similar events affecting our ordinary shares.

Cashless Exercise

If, at the time a holder exercises its warrants, a registration statement registering the issuance of the ordinary share underlying the warrants under the Securities Act of 1933, as amended, or the Securities Act, is not then effective or available for the issuance to or resale by the holder of such ordinary shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of ordinary shares determined according to a formula set forth in the warrant.

Fundamental Transactions

If, at any time while the warrants are outstanding, (1) we, directly or indirectly, consolidate or merge with or into another person, (2) we, directly or indirectly, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets and the assets of our subsidiaries, (3) any direct or indirect purchase offer, tender offer or exchange offer (whether by us or another person) is completed pursuant to which holders of our ordinary shares (are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of more than 50% of our outstanding ordinary shares, (4) we, directly or indirectly, effect any reclassification, reorganization or recapitalization of our ordinary shares or any compulsory share exchange pursuant to which our ordinary shares are converted into or exchanged for other securities, cash or property, or (5) we, directly or indirectly, consummate a share purchase agreement or other business combination with another person whereby such other person acquires more than 50% of our outstanding ordinary or more than 50% of the voting power of our ordinary equity, each, a “Fundamental Transaction”, then upon any subsequent exercise of the warrants, the holders thereof will have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of ordinary shares then issuable upon exercise of the warrant, and any additional consideration payable as part of the Fundamental Transaction.

Notwithstanding anything to the contrary, in the event of a Fundamental Transaction (as defined in the form of warrant) the Company shall, at the warrantholder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction, purchase the warrant from the holder by paying to the Holder an amount equal to the Black Scholes Value (as defined in the form of warrant) of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction. Provided, further, that if holders of ordinary shares of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of ordinary shares will be deemed to have received common stock of the Successor Entity (as defined in the form of warrant) in such Fundamental Transaction

Transferability

In accordance with its terms and subject to applicable laws, a warrant may be transferred at the option of the holder upon surrender of the warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Fractional Shares

No fractional ordinary shares will be issued upon the exercise of the warrants. Rather, the number of ordinary shares to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Exchange Listing

Except as otherwise provided in the warrants or by virtue of the holders’ ownership of ordinary shares, the holders of warrants do not have the rights or privileges of holders of our ordinary shares, including any voting rights, until such warrant holders exercise their warrants. The holders of warrants do not have any rights of holders of ordinary shares until such time as ordinary shares are acquired, following exercise of warrants for ordinary shares.

Governing Law

The warrants are governed by New York law.

Registration Rights

See “Plan of Distribution.”

Placement Agent Warrants

We have agreed to issue to the placement agent, or its designees, warrants to purchase up to 96,000 ordinary shares. The material terms of the placement agent warrants are substantially the same as those included in the series A warrants to be issued to the investors, as described above, with the exception of the following terms: (a) the exercise price of the placement agent warrants is $1.5625 per ordinary share, (b) the beneficial ownership limitation is 4.99%, (c) the placement agent warrants will be exercisable for five years from the date of the commencement of the sales pursuant to this offering and (d) holders of placement agent warrants are not entitled to receive cash dividends or distribution or return of capital in the form of cash made to holders of ordinary shares. See “Plan of Distribution.”

The warrants, the placement agent warrants and the ordinary shares issuable upon exercise of the warrants and placement agent warrants will be issued and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Accordingly, the investors and the placement agent, or its designees, may exercise the warrants and the placement agent warrants, respectively, and sell the ordinary shares only pursuant to an effective registration statement under the Securities Act covering the resale of those securities or pursuant to an applicable exemption from registration under the Securities Act.

USE OF PROCEEDS

We estimate that the net proceeds received by us from this offering, after deducting placement agent fees and estimated offering expenses payable by us, will be approximately $1.7 million.

We intend to use the net proceeds of this offering for general corporate purposes, which may include but are not limited to, working capital and funding its research and development programs. The amounts and timing of our use of the net proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

PLAN OF DISTRIBUTION

Pursuant to an engagement agreement dated February 25, 2025, as amended on May 28, 2025, May 29, 2025, October 23, 2025 and January 26, 2026, or the Engagement Agreement, we have engaged Wainwright to act as our exclusive placement agent in connection with the offering of our ordinary shares pursuant to this prospectus supplement and accompanying prospectus. Under the terms of the Engagement Agreement, the placement agent has agreed to be our exclusive placement agent, on a reasonable best efforts basis, in connection with the issuance and sale by us of our ordinary shares in this takedown from our shelf registration statement. The terms of this offering were subject to market conditions and negotiations between us, the placement agent and prospective investors. The Engagement Agreement does not give rise to any commitment by the placement agent to purchase any of our securities, and the placement agent will have no authority to bind us by virtue of the Engagement Agreement. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering.

We have entered into a securities purchase agreement directly with investors in connection with this offering, or the Purchase Agreement, and we will only sell our securities offered hereby to investors who have entered into the Purchase Agreement.

We expect to deliver the ordinary shares being offered pursuant to this prospectus supplement and the accompanying prospectus on or about February 6, 2026, subject to satisfaction of certain customary closing conditions.

The following table sets forth the per ordinary share and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of the ordinary shares pursuant to this prospectus supplement and the accompanying prospectus:

	Per Ordinary Share	Total
Offering price	$1.2500	$2,000,000
Placement agent’s fees(1)	$0.0875	$140,000
Proceeds, before expenses, to us (2)	$1.1625	$1,860,000

(1)	We have agreed to pay the placement agent a total cash fee equal to 7.0% of the gross proceeds of this offering. We will also pay the placement agent a management fee equal to 1.0% of the gross proceeds raised in this offering, a non-accountable expense allowance of $35,000 and up to $15,950 for clearing fees.

(2)	The amount of the offering proceeds to us presented in this table does not give effect to the exercise, if any, of the warrants.

We estimate our total expenses associated with the offering, excluding placement agent fees and expenses, will be approximately $100,000.

In addition, we agreed to issue unregistered warrants to the placement agent, or its designees, to purchase a number of ordinary shares equal to 6.0% of the aggregate number of ordinary shares sold to the investors in this offering, or warrants to purchase up to 96,000 ordinary shares. The placement agent warrants will have an exercise price of $1.5625 per ordinary share and will have a term of five years from the date of commencement of sales pursuant to this offering. The placement agent warrants will have substantially the same terms as the series A warrants being sold to the investors in the simultaneous private placement transaction, with the exception of the following terms: (a) Beneficial Ownership Limitation is 4.99%, and (b) holders of placement agent warrants are not entitled to receive cash dividends or distribution or return of capital in the form of cash made to holders of ordinary shares.

Furthermore, we have agreed to pay the placement agent the following compensation in connection with any future exercise of the warrants issued in the concurrent private placement: (i) a cash fee equal to 7.0% of the aggregate gross exercise price paid in cash with respect to the exercise of such warrants, (ii) a management fee equal to 1.0% of the aggregate gross exercise price paid in cash with respect to the exercise of such warrants, and (iii) issue to the placement agent (or its designees) warrants to purchase our ordinary shares representing 6.0% of the ordinary shares underlying the warrants that have been exercised.

Registration Rights

Pursuant to the terms of the Purchase Agreement we have agreed to file a registration statement with the SEC related to the resale of the ordinary shares underlying the warrants, and shall use reasonable best efforts to file such registration statement within twenty (20) calendar days of the date of the Purchase Agreement and cause such registration statement to be declared effective by the SEC within sixty (60) calendar days of the date of the Purchase Agreement.

Tail Financing Payments

We have agreed that the placement agent shall be entitled to certain compensation with respect to any financing or capital-raising transaction of any kind to the extent that such financing or capital is provided to the Company by certain investors, if such financing is consummated at any time within the twelve-month period following the expiration or termination of the placement agent’s engagement by us.

Right of First Refusal

We have granted the placement agent a right of first refusal for a period of twelve-months following the closing of this offering to act as our sole book-running manager, sole underwriter or sole placement agent for any further capital raising transactions undertaken by us, subject to a certain exception.

Lock-up Restrictions

Pursuant to the Purchase Agreement with the investors in this offering, we have agreed that, for a period of 30 days following the closing of this offering, we will not issue, enter into an agreement to issue or announce the issuance or proposed issuance of our ordinary shares or ordinary shares equivalents.

We have also agreed that, for a period of twelve months following the closing date of this offering, we will not (i) issue or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional ordinary shares either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the ordinary shares at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for the ordinary shares or (ii) enter into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, “at-the-market” offering or similar transactions whereby we may issue securities at a future determined price, such transactions in (i) and (ii) above being “Variable Rate Transactions”. However, the prohibition of Variable Rate Transactions as described above shall not restrict us from issuing or ordinary shares under an at the market offering program with the placement agent as the sales agent following the date that is 30 days after the closing date of this offering.

Indemnification

We have agreed to indemnify the placement agent and specified other persons against certain civil liabilities, including liabilities under the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it, and any profit realized on the resale of the securities sold by it while acting as principal, might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, or Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of ordinary shares and warrants by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities, or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution in the securities offered by this prospectus supplement.

Other Relationships

The placement agent and its affiliates may have provided us and our affiliates in the past, and may provide from time to time in the future, certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received, and may continue to receive, customary fees and commissions. In addition, from time to time, the placement agent and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

The placement agent acted as our exclusive placement agent in connection with the registered direct offering we consummated in February 2021, for which it received compensation. The placement agent also acted as our exclusive placement agent in connection with the registered direct offering we consummated in June 2025, for which it also received compensation.

LEGAL MATTERS

Goldfarb Gross Seligman & Co. will pass upon certain legal matters regarding the securities offered hereby under Israeli law and Greenberg Traurig, P.A., Tel Aviv, Israel, will pass upon certain legal matters regarding the securities offered hereby under U.S. federal securities law.

EXPERTS

The consolidated financial statements of CollPlant Biotechnologies Ltd. as of December 31, 2024 and 2023 and for each of the years in the three-year period ended December 31, 2024, incorporated by reference in this prospectus, have been audited by Kost Forer Gabbay & Kasierer, member of EY Global, independent registered public accounting firm, as set forth in their report thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3, including amendments and relevant exhibits and schedules, under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, summarizes material provisions of contracts and other documents that we refer to in the prospectus. Since this prospectus does not contain all of the information contained in the registration statement, you should read the registration statement and its exhibits and schedules for further information with respect to us and our ordinary shares. Our SEC filings, including the registration statement, are available to you on the SEC’s Web site at http://www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements we file reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements. Section 8103 of the National Defense Authorization Act for Fiscal Year 2026, named the “Holding Foreign Insiders Accountable Act”, which was signed into law on December 18, 2025, will require directors and officers of foreign private issuers to make insider reports under Section 16(a) of the Exchange Act, effective March 18, 2026. Our principal shareholders continue to remain exempt from the reporting under Section 16(a) of the Exchange Act and our directors, officers and principal shareholders continue to remain exempt from the short-swing profit recovery provisions contained in Section 16(b) of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We maintain a corporate website at www.collplant.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. We will post on our website any materials required to be posted on such website under corporate or securities regulations, including posting any XBRL interactive financial data required to be filed with the SEC or any other regulatory authority, and any notices of general meetings of our shareholders.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference our publicly filed reports into this prospectus supplement, which means that information included in those reports is considered part of this prospectus supplement. Information that we file with the SEC after the date of this prospectus supplement will automatically update and supersede the information contained in this prospectus supplement.

This prospectus supplement incorporates by reference the documents listed below, which have been previously filed with the SEC:

●	our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 26, 2025;

●	our Reports on Form 6-K filed with the SEC on April 15, 2025, May 28, 2025, May 30, 2025, June 2, 2025, June 4, 2025, June 9, 2025, July 14, 2025, August 20, 2025, September 12, 2025, September 15, 2025, September 30, 2025, October 16, 2025, October 20, 2025, October 27, 2025, November 26, 2025, November 26, 2025, December 31, 2025 and February 5, 2026 (to the extent expressly incorporated by reference into our effective registration statements filed by us under the Securities Act); and

●	the description of our ordinary shares contained in Exhibit 2.1 to our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 26, 2025, and any amendment or report filed for the purpose of further updating that description.

We also incorporate by reference into this prospectus supplement and the accompanying prospectus additional documents that we may file with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and certain Reports on Form 6-K that we furnish to the SEC (but only to that extent that such Form 6-K states that it is incorporated by reference herein), in each case from the date of this prospectus supplement until we have sold all of the securities to which this prospectus supplement relates or the offering is otherwise terminated.

The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers like us that file electronically with the SEC.

We will provide, upon written or oral request, to each person to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with the prospectus supplement. You may request a copy of these filings, at no cost, by writing us at CollPlant Biotechnologies Ltd., 4 Oppenheimer, Weizmann Science Park, Rehovot, Israel 7670104, Attention: Deputy CEO and Chief Financial Officer, (+972) (73) 232 5600.

The information relating to us contained in this prospectus is not comprehensive and should be read together with the information contained in the incorporated documents. Descriptions contained in the incorporated documents as to the contents of any contract or other document may not contain all of the information which is of interest to you. You should refer to the copy of such contract or other document filed as an exhibit to our filings.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this registration statement, a substantial majority of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a substantial majority of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

Puglisi & Associates is the U.S. agent authorized to receive service of process in any action against us arising out of this offering. The address of our agent is 850 Library Avenue, Suite 204, Newark, Delaware 19711.

We have been informed by our Israeli legal counsel, Goldfarb Gross Seligman & Co., that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact by expert witnesses, which can be a time-consuming and costly process. Certain matters of procedure will be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

●	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

●	the judgment is executory in the state in which it was given.

Even if these conditions are met, an Israeli court will not declare a foreign civil judgment enforceable if:

●	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

●	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

●	the judgment was obtained by fraud;

●	the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

●	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

●	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

●	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

EXPENSES

The following table sets forth costs and expenses, other than any placement agent fees and expenses, we expect to incur in connection with the offering.

Legal fees and expenses	$85,000
Accounting fees and expenses	3,000
Miscellaneous fees and expenses	15,950
Total	$103,950

PROSPECTUS

CollPlant Biotechnologies Ltd.

$100,000,000

Ordinary Shares

Warrants

Subscription Rights

Units

We may offer, issue and sell from time to time up to US $100,000,000 of our ordinary shares, including in the form of warrants to purchase ordinary shares, subscription rights, and a combination of such securities, separately or as units, in one or more offerings. This prospectus provides a general description of offerings of these securities that we may undertake.

We refer to our ordinary shares, warrants, subscription rights, and units collectively as “securities” in this prospectus.

Each time we sell securities pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in any securities. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

We may, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Capital Market, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “CLGN”. On January 7, 2026, the closing price of our ordinary shares on the Nasdaq Capital Market was US$1.46 per ordinary share.

The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates as of January 7, 2026, based on the closing price of our ordinary shares on the Nasdaq Capital Market on November 25, 2025, as calculated in accordance with General Instruction I.B.5. of Form F-3, was approximately $20.0 million. During the prior 12 calendar month period that ends on, and includes, the date of this prospectus (excluding this offering), we sold securities with an aggregate market value of approximately $3.6 million pursuant to General Instruction I.B.5. of Form F-3.

Investing in these securities involves a high degree of risk. Please carefully consider the risks discussed in this prospectus under “Risk Factors” beginning on page 3 and the “Risk Factors” in “Item 3: Key Information- Risk Factors” of our most recent Annual Report on Form 20-F incorporated by reference in this prospectus and in any applicable prospectus supplement for a discussion of the factors you should consider carefully before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense under the laws of the United States.

The date of this prospectus is January 16, 2026

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ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell our securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Accordingly, you should refer to the registration statement and its exhibits for further information about us and our securities. Copies of the registration statement and its exhibits are on file with the SEC. Statements contained in this prospectus concerning the documents we have filed with the SEC are not intended to be comprehensive, and in each instance we refer you to a copy of the actual document filed as an exhibit to the registration statement or otherwise filed with the SEC.

Each time we offer our securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement may also add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Incorporation by Reference.”

This prospectus does not contain all of the information provided in the registration statement that we filed with the Commission. For further information about us or our ordinary shares, you should refer to that registration statement, which you can obtain from the Commission as described below under “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized anyone to provide you with different information. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. We are not making, nor will we make, an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any supplement to this prospectus is current only as of the dates on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless derived from our financial statements or otherwise noted, the terms “shekels,” “Israeli shekels,” and “NIS” refer to New Israeli Shekels, the lawful currency of the State of Israel, and the terms “dollar,” “U.S. dollar,” “US$,” “USD,” and “$” refer to U.S. dollars, the lawful currency of the United States.

This prospectus and the information incorporated by reference herein and therein include trademarks, service marks and trade names owned by us or other companies. Solely for convenience, trademarks referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.

 Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to the “Company,” “CollPlant,” “we,” “us,” “our” or similar references refer to CollPlant Biotechnologies Ltd. and its subsidiaries, CollPlant Ltd. and CollPlant Inc.

OUR BUSINESS

This summary highlights selected information contained elsewhere in this prospectus that we consider important. This summary does not contain all of the information you should consider before investing in our securities. You should read this summary together with the entire prospectus, including the risks related to our business, our industry, investing in our ordinary shares and our location in Israel, that we describe under “Risk Factors” and our consolidated financial statements and the related notes included at the end of this prospectus before making an investment in our securities.

Overview

We are a regenerative and aesthetic medicine company focused on medical aesthetics and 3D bioprinting of tissues and organs. Our products are based on our recombinant human collagen (rhCollagen) produced in genetically engineered tobacco plants using our proprietary technology. These products address indications for the diverse fields of tissue repair and aesthetics, and are ushering in a new era in regenerative and aesthetic medicine.

In February 2021, we entered into a development and global commercialization agreement with Allergan, an AbbVie company, or the AbbVie Development Agreement, pursuant to which dermal and soft tissue filler product is being developed for commercialization in the medical aesthetics market, using our rhCollagen technology in combination with AbbVie’s technology. In February 2025, we announced the achievement of a development milestone with respect to this product candidate, which, according to the AbbVie Development Agreement, triggered a $2 million payment from AbbVie to us. This milestone achievement follows our announcement in June 2023 regarding another achievement of another major milestone, which triggered a $10 million payment from AbbVie to us. The dermal filler product candidate is currently in the clinical phase. AbbVie is collecting data and conducting a review of interim results from the first cohort of patients enrolled under the trials initiated in 2023 and next steps for the program are to be determined by AbbVie upon concluding their assessment. The trials are designed, planned, and executed by AbbVie.

In addition, we develop products in the field of medical aesthetics: Photocurable Dermal Filler, and 3D-bioprinted Breast Implants.

Our photocurable regenerative dermal filler comprised of our tissue regenerating rhCollagen and other biomaterials. In addition to skin lifting, this state-of-the-art filler is designed to enable skin rejuvenation as well as facial contouring, thus addressing the need for more innovative aesthetic products. In this regard, in early 2023 we completed a 12-month preclinical study with our photocurable regenerative dermal filler, demonstrating superior tissue regeneration, lifting capacity and volume retention when compared to a commercial standard.

Our regenerative 3D-bioprinted breast implants for regeneration of breast tissue are designed to address an unmet need derived from estimated $3 billion global breast implant market. The implants in development are printed using bioink comprised of our rhCollagen in combination with other proprietary biomaterials. These implants are designed to regenerate breast tissue without eliciting immune response, and thus may provide a revolutionary alternative for aesthetic and reconstructive procedures. Pre-clinical studies continue to yield encouraging results. In August 2024, we launched a two-arm study utilizing a refined surgical protocol that enables implantation through a small incision while minimizing the risk of displacement or inversion. MRI and ultrasound analyses conducted in 2025 and 2024 confirmed tissue integration and vascularization, with one arm demonstrating rapid tissue ingrowth, preserved implant volume and mechanical integrity, and no observed complications. These outcomes support further optimization of the implants to promote long-term neo-tissue remodeling.

In addition, we offer our own commercially available rhCollagen-based Bioink platform for regenerative medicine. In 2023, we commercially launched Collink.3D 50L in powder form, which is our first bioink available in powder form, joining Collink.3D 90 and Collink.3D 50 launched in 2022 and 2021, respectively. Collink.3D is our rhCollagen-based bioink platform, which is ideal for 3D-bioprinting of tissues and organs for regenerative medicine applications. These rhCollagen-based bioink products are designed to allow the scalable and reproduceable biofabrication of scaffolds, tissues and organ transplants.

Our rhCollagen production process utilizes plant-based genetic engineering technology. This approach eliminates the need for traditional animal-derived collagen sources, reducing the environmental strain associated with traditional methods and promoting more ethical and sustainable practices.

During the fourth quarter of 2025, we updated our expense forecast and initiated a contingency plan that included cost cutting and significant workforce reduction. We expect to continue incurring losses and negative cash flows from operations until our products reach commercial profitability. The Company’s current cash flow and resources are not sufficient to fund its operation for the next 12 months. Accordingly, the Company’s ability to continue as a going concern will require obtaining additional financing to fund its operations, which may include private and/or public offerings of debt or equity securities and/or additional milestone payments that may be received under the AbbVie Development Agreement. There can be no assurance that such funding or milestone payments will be available on acceptable terms, or at all.

Corporate Information

Our legal and commercial name is CollPlant Biotechnologies Ltd.

Our principal office is located at 4 Oppenheimer, Weizmann Science Park, Rehovot 7670104, Israel, and our telephone number is +972-73-232-5600. Our primary internet address is http://www.CollPlant.com. None of the information on our website is incorporated by reference herein. Puglisi & Associates serves as our agent for service of process in the United States for certain limited matters, and its address is 850 Library Avenue, Suite 204, Newark, Delaware 19711.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under Item 3.D. – “Risk Factors” in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated by reference into this prospectus and the other documents we have filed with the SEC that are incorporated herein by reference may contain “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of forward-looking words such as “believe,” “expect,” “intend,” “plan,” “may,” “should,” “anticipate,” “could,” “might,” “seek,” “target,” “will,” “project,” “forecast,” “continue” or their negatives or variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical matters. These forward-looking statements may be included in, among other things, various filings made by us with the SEC, press releases or oral statements made by or with the approval of one of our authorized executive officers. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements.

Certain information included or incorporated by reference in this prospectus and the other documents we have filed with the SEC that are incorporated herein by reference may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Forward-looking statements are often characterized by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue,” “believe,” “should,” “intend,” “project” or other similar words, but are not the only way these statements are identified.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	our history of significant losses, our ability to remain as a going concern, and our need to raise additional capital or our inability to obtain additional capital on acceptable terms, or at all, including uncertainties surrounding the methods of fundraising and our preferences regarding such methods, and including our ability to conclude a non-dilutive financing transaction;

●	our expectations regarding the timing and cost of commencing pre-clinical and clinical trials with respect to rhCollagen based products in medical aesthetics and 3D bioprinting;

●	ours or our strategic partners’ ability to obtain favorable pre-clinical and clinical trial results;

●	regulatory action with respect to rhCollagen based products in medical aesthetics and 3D bioprinting, including but not limited to acceptance of an application for marketing authorization, review and approval of such application, and, if approved, the scope of the approved indication and labeling;

●	commercial success and market acceptance of rhCollagen based products in medical aesthetics and 3D bioprinting;

●	our ability to establish sales and marketing capabilities or enter into agreements with third parties and our reliance on third party distributors and resellers;

●	our ability to establish and maintain strategic partnerships and other business collaborations;

●	our reliance on third parties to conduct some or all aspects of our product manufacturing;

●	the scope of protection we are able to establish and maintain for intellectual property rights and our ability to operate our business without infringing the intellectual property rights of others;

●	current or future unfavorable economic and market conditions and adverse developments with respect to financial institutions and associated liquidity risk;

●	the impact of competition and new technologies;

●	the overall global economic environment;

●	statements as to the impact of the political and security situation in Israel on our business, including due to the current security situation in Israel;

●	projected capital expenditures and liquidity;

●	changes in our strategy;

●	litigation and regulatory proceedings; and

●	those factors referred to in “Item 3.D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects”, in our Annual Report on Form 20-F for the year ended December 31, 2024.

We believe these forward-looking statements are reasonable; however, these statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in Item 3.D. – “Risk Factors” in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K. Given these uncertainties, you should not rely upon forward-looking statements as predictions of future events.

All forward-looking statements attributable to us or to any person acting on our behalf speak only as of the date hereof and are expressly qualified in their entirety by the cautionary statements included in this report. We undertake no obligations to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events. In evaluating forward-looking statements, you should consider these risks and uncertainties.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of securities as shall have a maximum aggregate offering price of $100,000,000. The actual per share price of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).

CAPITALIZATION

The table below sets forth our capitalization and indebtedness on an actual basis as of September 30, 2025. The information in this table should be read in conjunction with and is qualified by reference to the financial information thereto and other financial information incorporated by reference into this prospectus.

(U.S. dollars in thousands, except share data)	As of September 30, 2025
Unaudited
Cash and cash equivalents	$8,547
Shareholders’ equity:
Ordinary shares, NIS 1.5 par value - 30,000,000 ordinary shares authorized and 12,776,385 outstanding as of September 30, 2025	5,492
Additional paid-in capital	126,414
Accumulated other comprehensive loss	(969)
Accumulated deficit	(121,632)
Total shareholders’ equity	9,305
Total liabilities and shareholders’ equity	14,089

The above table is based on 12,776,385 ordinary shares outstanding as of September 30, 2025 and excludes as of such date:

●	1,646,675 ordinary shares issuable upon the exercise of outstanding options under our Option Plan (2010), or the 2010 Plan, and under the 2024 Share Award Plan, or the 2024 Plan, at a weighted average exercise price of $5.72 per ordinary share;

●	304,129 ordinary shares issuable upon the vesting of outstanding restricted share units under the 2024 Plan;

●	140,000 ordinary shares reserved for future issuance under the 2024 Plan; and

●	1,272,002 ordinary shares issuable upon exercise of warrants, at a weighted average exercise price of $3.04 per ordinary share.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the options or warrants described above.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for funding our research and development programs, working capital and general corporate purposes.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

TAXATION

The material Israeli and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus may be set forth in the prospectus supplement offering those securities or incorporated by reference from our Annual Report on Form 20-F or other public filings we make with the SEC.

DESCRIPTION OF ORDINARY SHARES

The following description of our share capital is a summary of the material terms of our articles of association, or Articles, and Israeli corporate law regarding our ordinary shares and the holders thereof. This description contains all material information concerning our ordinary shares but does not purport to be complete.

General

As of September 30, 2025, our authorized share capital is NIS 45,000,000 divided into 30,000,000 ordinary shares, nominal (par) value NIS 1.50 each, of which 12,776,385 ordinary shares were outstanding. All of our outstanding ordinary shares have been validly issued, fully paid and non-assessable.

Our ordinary shares are not redeemable and do not have any preemptive rights.

The Nasdaq Capital Market

Our ordinary shares are listed on The Nasdaq Capital Market under the symbol “CLGN”.

Registration Number and Purposes of the Company

Our registration number with the Israeli Registrar of Companies is 52-0039785. Our purpose as set forth in our Articles is to engage in any lawful activity.

Voting Rights and Conversion

All ordinary shares have identical voting and other rights in all respects.

Transfer of Shares

Our fully paid ordinary shares are issued in registered form and may be freely transferred under our Articles, unless the transfer is restricted or prohibited by another instrument, applicable law, or the rules of a stock exchange on which the shares are listed for trade. The ownership or voting of our ordinary shares by non-residents of Israel is not restricted in any way by our Articles or the laws of the State of Israel, except for ownership by nationals of some countries that are, or have been, in a state of war with Israel.

Election of Directors

Our ordinary shares do not have cumulative voting rights for the election of directors. As a result, the holders of a majority of the voting power represented at a shareholders meeting have the power to elect all of our directors, subject to the special approval requirements for external directors, as may be required under the Israeli Companies Law, or the Companies Law.

Under our Articles, our board of directors must consist of not less than three but no more than twelve directors, which includes two external directors, but allows us, subject to and in accordance with the provisions of any law, to determine that the provisions relating to external directors (including the obligation to appoint external directors) shall not apply to us. Pursuant to our Articles, other than the external directors, for whom special election requirements apply under the Companies Law, the vote required to appoint a director is a simple majority vote of holders of our voting shares, participating and voting at the relevant meeting. Each director will serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation, or removal by a vote of the majority voting power of our shareholders at a general meeting of our shareholders or until his or her office expires by operation of law, in accordance with the Companies Law. In addition, our Articles allow our board of directors to appoint, with immediate effect or for a future date, additional director(s) who will serve until the Company’s next annual general meeting, provided that the total number of directors that shall serve will not exceed the maximum number of directors permitted under our Articles.

Dividend and Liquidation Rights

We may declare a dividend to be paid to the holders of our ordinary shares in proportion to their respective shareholdings. Under the Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s Articles provide otherwise. Our Articles do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by our board of directors.

Pursuant to the Companies Law, the distribution amount is limited to the greater of retained earnings or earnings generated over the two most recent fiscal years, according to our then last reviewed or audited financial statements, provided that the date of the financial statements is not more than six months prior to the date of the distribution, or we may otherwise only distribute dividends that do not meet such criteria only with court approval. In each case, we are only permitted to distribute a dividend if our board of directors or the court, if applicable, determines that there is no reasonable concern that payment of the dividend will prevent us from satisfying our existing and foreseeable obligations as they become due, which is referred to as the Solvency Test. Pursuant to regulations promulgated under the Companies Law, Israeli companies listed on certain non-Israeli stock exchanges, including the Nasdaq, may distribute a dividend by way of a share repurchase program (buy-back) if the company does not meet the profit test, without seeking the approval of the court, subject to the following conditions: (i) the company meets the Solvency Test; and (ii) the company provides a notice to certain creditors of its intention to distribute a dividend by way of a share repurchase program without meeting the profit test and no such creditor submits an objection within 30 days of the notice (otherwise, court approval would be required for such distribution in accordance with the requirements of the Israeli Companies Law).

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our ordinary shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Shareholder Meetings

Under Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year that must be held no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to in our Articles as extraordinary general meetings. Our board of directors may call extraordinary general meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine.

In addition, the Companies Law and the regulations promulgated thereunder provide a relief to companies listed on certain non-Israeli stock exchanges, such as ourselves, under which the board of directors is required to convene an extraordinary general meeting upon the written request of (i) any two of our directors or one-quarter of the members of our board of directors or (ii) one or more shareholders holding, in the aggregate, either (a) 10% or more of our outstanding issued shares and 1% of our outstanding voting power or (b) 10% or more of our outstanding voting power (instead of a 5% threshold set under the Companies Law with respect to public companies whose shares are traded on the Tel Aviv Stock Exchange alone). Such relief does not apply if the law of the foreign country in which such company's shares are traded establishes a right to demand the convening of a meeting for those who hold a percentage of less than 10%. Nonetheless, our Articles adopt the provisions of the Companies Law that apply to public companies whose shares are traded on the Tel Aviv Stock Exchange, as aforementioned.

Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which may be between four and 40 days prior to the date of the meeting (and, with respect to companies listed on certain non-Israeli stock exchanges, including the Nasdaq, such as ourselves, up to 60 days prior to the date of the meeting). Furthermore, the Companies Law requires that resolutions regarding the following matters must be passed at a general meeting of our shareholders:

●	amendments to our Articles;

●	appointment or termination of our auditors;

●	appointment of external directors;

●	approval of certain related party transactions;

●	increases or reductions of our authorized share capital;

●	a merger; and

●	the exercise of our board of director’s powers by a general meeting, if our board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management.

The Companies Law and the regulations thereof require that a notice of any annual general meeting or extraordinary general meeting be provided to shareholders at least 21 days or 14 days, as applicable, prior to the meeting and if the agenda of the meeting includes, for example, the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or an approval of a merger, notice must be provided at least 35 days prior to the meeting.

One or more shareholders holding at least 1% of the voting rights in the general meeting are entitled to request the company’s board of directors to include a proposal on the agenda of a general meeting, provided that the proposal is appropriate to be discussed at a general meeting. Regulations promulgated under the Companies Law provide that such a request should be provided between three to seven days following the notice on the convening of the general meeting, depending on the items on the agenda of such meeting. Pursuant to regulations promulgated under the Israeli Companies Law which apply to companies listed on certain non-Israeli stock exchanges, such as ourselves, a shareholder who wishes to add an item to the agenda of a general meeting which entails the proposal of a candidate to serve as a director on the board of directors, may do so if such shareholders holds 5% or more of our voting rights (instead of 1%).

All shareholder decisions are to be taken by votes in a shareholders’ meeting. Under the Companies Law and our Articles, shareholders are not permitted to take action via written consent in lieu of a meeting.

Voting Rights

Quorum Requirements

Pursuant to our Articles, holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote before the shareholders at a general meeting. As a foreign private issuer, the quorum required for our general meetings of shareholders consists of at least two shareholders present in person, by proxy, or written ballot who hold or represent between them at least 20% of the total outstanding voting rights. A meeting adjourned for lack of a quorum is generally adjourned to the same day in the following week at the same time and place or to a later time or date if so specified in the notice of the meeting. At the reconvened meeting, any two or more shareholders present in person or by proxy shall constitute a lawful quorum. See “Item 16G. Corporate Governance” in our most recent Annual Report on Form 20-F for more information.

Vote Requirements

Our Articles provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by the Companies Law or by our Articles. Under the Companies Law, the primary types of engagements or transactions that require approval of our shareholders by a special majority include the following: (i) the approval of an extraordinary transaction with a controlling shareholder or the approval of the terms of employment or other engagement of a controlling shareholder of the company or such controlling shareholder’s relative (even if not extraordinary), each of which requires the approval described under “Directors, Senior Management and Employees—Board Practices—Approval of Related Party Transactions Under Israeli Law—Disclosure of Personal Interests of Controlling Shareholders and Approval of Certain Transactions” in our most recent Annual Report on Form 20-F; (ii) the approval of our compensation policy for directors and officers, or the approval of compensation terms to a director or officer which deviate from the terms of the compensation policy, which requires the approval described under “Directors, Senior Management and Employees—Board Practices—Committees of the Board of Directors—Compensation Committee”, which we refer to as the Special Majority for Compensation; (iii) the approval of the terms of employment of our CEO, which requires the approval of our shareholders by a Special Majority for Compensation; and (iv) the appointment of our external directors, to the extent that such external directors shall serve on our board of directors, which requires the approval of a majority vote of the shares present and voting at a meeting of shareholders, provided that either: (a) such majority includes at least a majority of the shares held by all shareholders who are not controlling shareholders of the company or have a personal interest in the approval of the item, other than a personal interest that is not as a result of relations with the controlling shareholder participating in the voting; or (b) the total number of shares out of the shareholders detailed in section (a) who vote against the arrangement does not exceed 2% of the company’s aggregate voting rights.

Access to Corporate Records

Under the Companies Law, shareholders are provided access to: minutes of our general meetings; our shareholders register and principal shareholders register, articles of association and financial statements; and any document that we are required by law to file publicly with the Israeli Companies Registrar. In addition, shareholders may request to be provided with any document related to an action or transaction requiring shareholder approval under the related party transaction provisions of the Companies Law. We may deny this request if we believe it has not been made in good faith or if such denial is necessary to protect our interest or protect a trade secret or patent.

Modification of Class Rights

Under the Companies Law and our Articles, the rights attached to any class of share, such as voting, liquidation, and dividend rights, may be amended by adoption of a resolution by the holders of a majority of the shares of that class present at a separate class meeting, or otherwise in accordance with the rights attached to such class of shares, as set forth in our Articles.

Registration Rights

Concurrently with the execution of the convertible loan agreements entered into in 2019 with Ami Sagy and certain U.S. investors, or the 2019 Financing, we entered into Registration Rights Agreements with each of Ami Sagi and the U.S. Investors. Pursuant to the Registration Rights Agreements, we granted one demand registration right to each of Mr. Sagi and the U.S. Investors, which expired in October 2021. In addition, we granted to each of Mr. Sagi and the U.S. Investors F-3 shelf registration rights, pursuant to which Mr. Sagi and the U.S. Investors can demand the filing of a shelf registration statement or a public offering under such shelf registration statement, but not more than twice during any 12-month period. We also granted to Mr. Sagi and the U.S. Investors certain piggyback registration rights.  All registration rights granted relate to ordinary shares held by Mr. Sagi and the U.S. Investors as well as the ordinary shares to be issued upon exercise of any warrants issued to Mr. Sagi and the U.S. Investors in the 2019 Financing.

As part of the Registration Rights Agreements, we granted customary indemnification rights pursuant to which we undertook to indemnify Mr. Sagi and the U.S. Investors, as the case may be, from and against all Losses (as such term is defined in the Registration Rights Agreements) arising out of or relating to any untrue or alleged untrue statement or omission or alleged omission of a material fact contained in a registration statement and violations of securities laws in connection with the Registration Rights Agreements. Moreover, Mr. Sagi and the U.S. Investors undertook to indemnify us, severally and not jointly, from and against all Losses arising out of or relating to any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact contained in any registration statement, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by Mr. Sagi or the U.S. Investors, as the case may be.

We further undertook to bear all fees and expenses incident to the performance of or compliance with the Registration Rights Agreements, whether or not any registerable securities are sold pursuant to a registration statement. This will include all registration and filing fees, printing expenses, communication and delivery expenses, fees and disbursements of counsel for the Company, Securities Act liability insurance (should we desire such insurance), and the fees and expenses of all other persons retained by us in connection with the consummation of the Registration Rights Agreements.

Acquisitions under Israeli Law

Full Tender Offer

A person wishing to acquire shares of an Israeli public company and who would as a result hold over 90% of the target company’s issued and outstanding share capital is required by the Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company. A person wishing to acquire shares of a public Israeli company and who would as a result hold over 90% of the issued and outstanding share capital of a certain class of shares is required to make a tender offer to all of the shareholders who hold shares of the relevant class for the purchase of all of the issued and outstanding shares of that class. If the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company or of the applicable class, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares.

Upon a successful completion of such a full tender offer, any shareholder that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may, within six months from the date of acceptance of the tender offer, petition an Israeli court to determine whether the tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, under certain conditions, the offeror may include in the terms of the tender offer that an offeree who accepted the offer will not be entitled to petition the Israeli court as described above.

If (i) the shareholders who did not respond or accept the tender offer hold at least 5% of the issued and outstanding share capital of the company or of the applicable class or the shareholders who accept the offer constitute less than a majority of the offerees that do not have a personal interest in the acceptance of the tender offer, or (ii) the shareholders who did not accept the tender offer hold 2% or more of the issued and outstanding share capital of the company (or of the applicable class), the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s issued and outstanding share capital or of the applicable class from shareholders who accepted the tender offer.

Special Tender Offer

The Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company. This requirement does not apply if there is already another holder of at least 25% of the voting rights in the company. Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a special tender offer if, as a result of the acquisition, the purchaser would become a holder of more than 45% of the voting rights in the company, provided that there is no other shareholder of the company who holds more than 45% of the voting rights in the company, subject to certain exceptions.

A special tender offer must be extended to all shareholders of a company but the offeror is not required to purchase shares representing more than 5% of the voting power attached to the company’s outstanding shares, regardless of how many shares are tendered by shareholders. A special tender offer may be consummated only if (i) outstanding shares representing at least 5% of the voting power of the company will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer (excluding the purchaser, controlling shareholders, holders of 25% or more of the voting rights in the company or any person having a personal interest in the acceptance of the tender offer). If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Under the Companies Regulations (Relief for Public Companies whose Shared are Traded on Exchanges outside of Israel), the above requirements for a special tender offer do not apply in instances whereby according to the laws of the foreign jurisdiction there are limitations regarding the acquisition of a controlling interest in the company of any specified portion or the acquisition of a controlling interest of any specified portion necessitates an offer by the potential acquirer of a controlling interest to acquire shares from amongst the publicly traded shares.

Merger

The Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain requirements described under the Companies Law are met, by a majority vote of each party’s shareholders, and, in the case of the target company, a majority vote of each class of its shares, voted on the proposed merger at a shareholders meeting.

The board of directors of a merging company is required pursuant to the Companies Law to discuss and determine whether in its opinion there exists a reasonable concern that, as a result of a proposed merger, the surviving company will not be able to satisfy its obligations towards its creditors, taking into account the financial condition of the merging companies. If the board of directors has determined that such a concern exists, it may not approve a proposed merger. Following the approval of the board of directors of each of the merging companies, the boards of directors must jointly prepare a merger proposal for submission to the Israeli Registrar of Companies.

For purposes of the shareholder vote, unless a court rules otherwise, the merger will not be deemed approved if a majority of the votes of shares represented at the shareholders meeting that are held by parties other than the other party to the merger, or by any person (or group of persons acting in concert) who holds (or hold, as the case may be) 25% or more of the voting rights or the right to appoint 25% or more of the directors of the other party, vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same special majority approval that governs all extraordinary transactions with controlling shareholders (as described under “Management—Approval of Related Party Transactions Under Israeli Law—Disclosure of Personal Interests of Controlling Shareholders and Approval of Certain Transactions” in our most recent Annual Report on Form 20-F).

If the transaction would have been approved by the shareholders of a merging company but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders of the target company.

Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging entities, and may further give instructions to secure the rights of creditors.

In addition, a merger may not be consummated unless at least 50 days have passed from the date on which a proposal for approval of the merger was filed by each party with the Israeli Registrar of Companies and at least 30 days have passed from the date on which the merger was approved by the shareholders of each party.

Borrowing Powers

Pursuant to the Companies Law and our Articles, our board of directors may exercise all powers and take all actions that are not required under law or under our Articles to be exercised or taken by our shareholders, including the power to borrow money for company purposes.

Changes in Capital

Our Articles enable us to increase or reduce our share capital. Any such changes are subject to the provisions of the Companies Law and must be approved by a resolution duly passed by our shareholders at a general meeting by voting on such change in the capital. In addition, certain transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits, require the approval of both our board of directors and an Israeli court.

DESCRIPTION OF WARRANTS

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

We may issue warrants to purchase our ordinary shares. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants may be issued under warrant or subscription agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The particular terms of the warrants, the warrant or subscription agreements relating to the warrants and the warrant certificates representing the warrants will be described in the applicable prospectus supplement, including some or all of the following:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	if applicable, any provisions for cashless exercise of the warrants;

●	if applicable; any exercise limitations with respect to the ownership limitations by the holder exercising the warrant;

●	information with respect to book-entry procedures, if any;

●	any material Israeli tax consequences and United States federal income tax consequences;

●	the anti-dilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Holders of warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Where You Can Find More Information” beginning on page 20 and “Incorporation of Information by Reference” beginning on page 21. We urge you to read any applicable prospectus supplement and the applicable warrant agreement and form of warrant certificate in their entirety.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our ordinary shares. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for each ordinary share upon the exercise of the subscription rights;

●	the number of subscription rights to be issued to each shareholder;

●	the number and terms of the ordinary shares which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription right agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of the applicable subscription right agreement if we offer subscription rights, see “Where You Can Find More Information” beginning on page 20 and “Incorporation by Reference” beginning on page 21. We urge you to read the applicable subscription right agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	the material terms of a unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information” beginning on page 20 and “Incorporation by Reference” beginning on page 21. We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold:

●	through agents;

●	to or through one or more underwriters on a firm commitment or agency basis;

●	through put or call option transactions relating to the securities;

●	to or through dealers, who may act as agents or principals, including a block trade (which may involve crosses) in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through privately negotiated transactions;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	directly to purchasers, including our affiliates, through a specific bidding or auction process, on a negotiated basis or otherwise; to or through one or more underwriters on a firm commitment or best efforts basis;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	in an “at the market offering”, within the meaning of Rule 415(a)(4) of the Securities into an existing trading market, on an exchange or otherwise;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

●	transactions in options, swaps or other derivatives that may or may not be listed on an exchange;

●	through any other method permitted pursuant to applicable law; or

●	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell any of our listed securities to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell any of our listed securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any of our listed securities which are sold will be sold at prices related to the then prevailing market prices for our listed securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our listed securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

●	a stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●	a syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●	a penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares or warrants may be issued upon conversion of or in exchange for other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

LEGAL MATTERS

Goldfarb Gross Seligman & Co. will pass upon certain legal matters regarding the securities offered hereby under Israeli law and Greenberg Traurig, LLP, New York, will pass upon certain legal matters regarding the securities offered hereby under U.S. federal securities law. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of CollPlant Biotechnologies Ltd. as of December 31, 2024 and 2023 and for each of the years in the three-year period ended December 31, 2024, incorporated by reference in this prospectus, have been audited by Kost Forer Gabbay & Kasierer, member of EY Global, independent registered public accounting firm, as set forth in their report thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3, including amendments and relevant exhibits and schedules, under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, summarizes material provisions of contracts and other documents that we refer to in the prospectus. Since this prospectus does not contain all of the information contained in the registration statement, you should read the registration statement and its exhibits and schedules for further information with respect to us and our ordinary shares. Our SEC filings, including the registration statement, are available to you on the SEC’s Web site at http://www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements we file reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we will file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We maintain a corporate website at www.collplant.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. We will post on our website any materials required to be posted on such website under corporate or securities regulations, including posting any XBRL interactive financial data required to be filed with the SEC or any other regulatory authority, and any notices of general meetings of our shareholders.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual and special reports and other information with the SEC (File Number 001-38370). These filings contain important information that does not appear in this prospectus. The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered:

●	our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 26, 2025;

●	our Reports on Form 6-K filed with the SEC on, May 28, 2025, May 30, 2025, June 2, 2025, August 20, 2025, September 30, 2025, November 26, 2025 and December 31, 2025, (each to the extent expressly incorporated by reference into our effective registration statements filed by us under the Securities Act), and

●	The description of our securities contained in Exhibit 2.1 to our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 26, 2025, including any amendment or report filed with the SEC for the purpose of updating such description.

In addition, any reports on Form 6-K, submitted to the SEC by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part and all subsequent annual reports on Form 20-F filed after the effective date of this registration statement and prior to the termination of this offering and any reports on Form 6-K subsequently submitted to the SEC or portions thereof that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part, shall be considered to be incorporated into this prospectus by reference and shall be considered a part of this prospectus from the date of filing or submission of such documents.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide, upon written or oral request, to each person to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus. You may request a copy of these filings, at no cost, by writing us at CollPlant Biotechnologies Ltd., 4 Oppenheimer, Weizmann Science Park, Rehovot, 7670104, Israel, Attention: Deputy CEO and Chief Financial Officer, (+972) (73) 232 5600.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this registration statement, a substantial majority of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a substantial majority of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

Puglisi & Associates is the U.S. agent authorized to receive service of process in any action against us arising out of this offering. The address of our agent is 850 Library Avenue, Suite 204, Newark, Delaware 19711.

We have been informed by our Israeli legal counsel, Goldfarb Gross Seligman & Co., that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact by expert witnesses, which can be a time-consuming and costly process. Certain matters of procedure will be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

●	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

●	the judgment is executory in the state in which it was given. Even if these conditions are met, an Israeli court will not declare a foreign civil judgment enforceable if:

●	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

●	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

●	the judgment was obtained by fraud;

●	the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

●	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

●	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

●	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

EXPENSES

We are paying all of the expenses of the registration of our securities under the Securities Act, including, to the extent applicable, registration and filing fees, printing and duplication expenses, administrative expenses, accounting fees and the legal fees of our counsel. The following is a statement of estimated expenses at the present time in connection with the distribution of the securities registered hereby. All amounts shown are estimates except the SEC registration fee and the FINRA filing fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

SEC registration fee		$497.16
FINRA filing fee		$15,500
Legal fees and expenses	$	*
Accountants fees and expenses	$	*
Printing Fees	$	*
Miscellaneous	$	*
Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

1,600,000 Ordinary Shares

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

February 4, 2026